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                                                                    EXHIBIT 3.1

                     RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                          ACCENT COLOR SCIENCES, INC.



     FIRST.    The name of the corporation is Accent Color Sciences, Inc.
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     SECOND.   The nature of the business to be transacted, or the purposes to
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be promoted or carried out by the corporation, are as follows:

          To have and exercise all of the powers now or hereafter conferred by the laws of the State of Connecticut upon a corporation organized pursuant to the Connecticut Stock Corporation Act, and any and all acts amending said Act, in substitution therefor or supplementing such Act.

     THIRD.    The designation of each class of shares, the authorized number of
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shares of each such class, and the par value of each share thereof, are as follows:

          The corporation shall have one (1) class of stock designated as Common Stock and consisting of Twenty Five Million (25,000,000) authorized shares. Each share of common stock shall be without par value.

          The corporation shall have one (1) class of stock designated as Preferred Stock and consisting of Five Hundred Thousand (500,000) authorized shares. Each share of preferred stock shall be without par value.

     FOURTH.   The terms, limitations and relative rights and preferences of
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each class of shares and series thereof, or an express grant of authority to the
Board of Directors pursuant to Section 33-341(b) of the Connecticut Stock Corporation Act are as follows:

     A.   AUTHORITY OF THE BOARD OF DIRECTORS

          The Board of Directors may, before their issuance, fix and determine the terms, limitations or relative rights or preferences of Preferred Stock, or establish series of such shares and fix and determine the variations as among such series, to the extent the certificate of incorporation has not or does not in the future do so.
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     B.   COMMON STOCK

          1.   Dividends.  Subject to the prior and superior right of the
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     Preferred Stock, the holders of outstanding shares of Common Stock ("Common
     Stock Holders") shall be entitled to receive dividends as, when and in the amount declared by the Board of Directors, out of any funds legally available therefor.

          2.   Liquidation, Dissolution and Winding Up. Subject to the prior and
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     superior right of the Preferred Stock, in the event of any liquidation, dissolution or winding up of the affairs of the corporation, whether voluntary or involuntary, the Common Stock Holders shall be entitled to receive, out of the net assets of the corporation, after payment or provision for payment of the debts and other liabilities of the corporation, that portion of the remaining funds to be distributed. Such funds shall be paid to the Common Stock Holders on the basis of the number of shares of Common Stock held by each of them. Neither the consolidation nor merger of the corporation into or with any other corporation nor the sale or transfer by the corporation of all or any part of its assets shall be deemed a liquidation, dissolution or winding up of the affairs of the corporation within the meaning of the provisions of this subparagraph 2.

          3.   Voting.  Each share of Common Stock shall entitle the holder
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     thereof to one vote, in person or by proxy, on any matter on which action of the shareholders is sought.

     C.   PREFERRED STOCK

          1.   Series.  The shares of Preferred Stock may be divided into and
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     issued in one or more series, and each series shall be so designated so as to distinguish the shares thereof from the shares of all other series. All shares of Preferred Stock shall be identical except in respect of particulars which may be fixed by the Board of Directors as hereinafter provided pursuant to authority which is hereby expressly vested in the Board of Directors. Each share of a series shall be identical in all respects with all other shares of such series, except as to the date from which dividends thereon shall be cumulative on any series as to which dividends are cumulative. Shares of Preferred Stock of any series which have been retired in any manner, including shares redeemed or reacquired by the corporation and shares which have been converted into or exchanged for shares of any other class, or any series of the same or any other class shall have the status of authorized but unissued shares of Preferred Stock and may be reissued as shares of the series of which they were

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     originally a part or may be issued as shares of a new series or any other series of the same class.

          2.   Voting Rights.  Shares of Preferred Stock shall not entitle the
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     holder thereof to any voting rights except that with respect to all shares of Preferred Stock which may be convertible into shares of Common Stock, the holder thereof shall be entitled to as many votes with respect to all matters brought before the shareholders of the corporation as such Preferred Stockholder would have been entitled had such holder converted his or her shares of Preferred Stock into Common Stock immediately prior to the record date for determining shareholders entitled to vote on any such matter. All such voting rights of any Preferred Stock shall be exercised together with the voting rights of all holders of Common Stock as a single class and no holders of Preferred Stock shall have any separate voting rights with respect to the class of Preferred Stock or any series thereof, except as otherwise provided by law.

          3.   Provisions.  Before any shares of Preferred Stock of any series
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     shall be issued, the Board of Directors, pursuant to authority hereby expressly vested in it, shall fix by resolution or resolutions the following provisions in respect of the shares of each such series so far as the same are not inconsistent with the provisions of this Article Fourth applicable to all series of Preferred Stock:

               (a) the distinctive designations of such series and the number of shares which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

               (b) the annual rate or amount of dividends, if any, payable on shares of such series (which dividends would be payable in preference to any dividends on Common Stock), whether such dividends shall be cumulative or non-cumulative and the conditions upon which and/or the dates when such dividends shall be payable;

               (c) whether the shares of such series shall be redeemable and, if so, the terms and conditions of such redemption, including the time or times when and the price or prices at which shares of such series may be redeemed;

               (d) the amount, if any, payable on shares of such series in the event of liquidation of the corporation;

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               (e)  whether the shares of such series shall be convertible into or exchangeable for shares of any other class, or any series of the same or any other class, and, if so, the terms and conditions thereof, including the date or dates when such shares shall be convertible into or exchangeable for shares of any other class, or any series of the same or any other class, the price or prices or the rate or rates at which shares of such series shall be so convertible or exchangeable, and the adjustments which shall be made, and the circumstances in which such adjustments shall be made, in such conversion or exchange prices or rates; and

               (f) any other preferences and relative, participating, optional or other special rights, and any qualifications, limitations and restrictions thereof.

          D.   SERIES A PREFERRED STOCK

          1.   Designation.  There is hereby created a series of the Preferred
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     Stock consisting of 350,000 shares having the designation, voting powers, preferences, relative, participating, optional and other special rights and the qualifications, limitations and restrictions thereof as are set forth in this Paragraph D. This series is designated "Series A Convertible Voting Preferred Stock" (hereinafter called "Series A Stock");

          2.   Cash Dividend.
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               (a)  The record holders of the outstanding shares of Series A
     Stock ("Series A Holders") shall be entitled to receive noncumulative cash dividends when and as declared by the Board of Directors.

               (b) Upon the payment or setting apart for payment of any dividends upon the outstanding shares of Series A Stock, the Board of Directors may declare and pay dividends upon the Common Stock up to an amount with respect to each share of Common Stock equal to the amount paid or set aside for payment with respect to each share of Series A Stock divided by the number of shares of Common Stock into which each such share of Preferred Stock shall then be convertible.

          3.   Redemption.  The Series A Stock may not be redeemed, in whole or
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     in part.

          4.   Liquidation.
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               (a)  In the event of any voluntary or involuntary liquidation of the corporation, the Series A Holders shall

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     be entitled to be paid an amount equal to all dividends thereon remaining unpaid up to the date of such liquidation whether or not at such times the corporation shall have surplus available for the payment of dividends.

               (b) After payment to the Series A Holders of the amounts payable under subpart (a) above, the Series A Holders shall be entitled to be paid as a liquidating distribution Five Dollars ($5.00) per share (the "Liquidation Preference") prior to any liquidating distribution to the Common Stock Holders but shall not participate further in any liquidating distributions to such Common Stock Holders.

          5.   Conversion.
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               (a)  Conversion Option.  At the option of the Series A Holders,
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     their holdings of such Series A Stock shall be convertible into shares of
     Common Stock and cash in lieu of fractional shares upon the terms and conditions of subparagraph (c) below.

               (b)  Mandatory Conversion.  The holdings of the Series A Holders
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     shall automatically convert into shares of Common Stock and cash in lieu of fractional shares upon the terms and conditions of subparagraph (c) below
     (1) upon the affirmative vote of 70% or more of the Series A Holders or (2) upon the effectiveness of a registration statement registering the sale by the Company of shares of Common Stock to the public pursuant to which (A) Common Stock is offered to the public at a price of at least 1.4 times the conversion price (which may be adjusted downward at the discretion of the Board of Directors) and (B) the gross proceeds to the Company and/or the selling stockholders are at least $5,000,000.

               (c)  Conversion Rate.
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                    (i)    The shares shall be convertible from and after the
     date of their issuance under the terms and conditions outlined in subparagraphs (a) and (b) above at the office of any Transfer Agent for the Series A Stock (or such other place as may be designated by the corporation) into fully paid and nonassessable shares of Common Stock (as such Common Stock shall then be constituted) at the rate of 1.4 shares of Common Stock for each one (1) share of Series A Stock but such rate shall be adjusted to the extent provided in subpart (b) of this subparagraph 5.

                    (ii) In order to convert shares of Series A Stock into Common Stock, the holder thereof shall surrender the certificate or certificates for Series A Stock, duly

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     endorsed to the corporation or in blank, at the office of any Transfer
     Agent for the Series A Stock (or such other place as may be designated by the corporation), and shall give written notice to the corporation at said office that he elects to convert the same and shall state in writing therein the name or names in which he wishes the certificate or certificates for Common Stock to be issued. The corporation will, as soon as practicable thereafter, deliver at said office to such holder of shares of the Series A Stock or to his nominee or nominees, a certificate or certificates for the number of full shares of Common Stock to which he shall be entitled as aforesaid. Shares of the Series A Stock shall be deemed to have been converted as of the date of the surrender of such certificate or certificates for conversion as provided above, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock on such date.

               (d)  Conversion Adjustment Provisions.  The conversion rate
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     provided in subpart (a)(i) above shall be subject to adjustment to the extent provided below:


                    (i)    Stock Dividends, Subdivisions and Combinations.  In
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     the event the corporation shall

                           (a) pay a dividend of Common Stock, or of any capital stock convertible into Common Stock, on its outstanding Common Stock;

                           (b) subdivide its outstanding Common Stock into a larger number of shares of Common Stock by reclassification or otherwise; or

                           (c) combine its outstanding Common Stock into a smaller number of shares of Common Stock by reclassification or otherwise;

     the conversion rate in effect immediately prior thereto shall be proportionately adjusted so that the holder of any Series A Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock (and, in the case of a dividend payable in capital stock convertible into Common Stock, the number of shares of such capital stock) which he would have owned or have been entitled to receive after the happening of any of the events described above had such Series A Stock been converted immediately prior to the happening of such event.
     Such adjustment shall be made whenever any of the events described above shall occur. In the case of a dividend, any such adjustment shall be made as of the record date thereof

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     and in the case of a subdivision or combination, any such adjustment shall be made as of the effective date thereof.

                    (ii)   Issuance of Additional Securities.  In the event that
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     the corporation shall issue shares of Common Stock (other than Excluded
     Securities) or other securities convertible into or exchangeable for shares of Common Stock (other than Excluded Securities) at a price per share in the case of issuances of Common Stock less than the conversion rate then in effect or at a price per share in the case of securities other than Common Stock which, when divided by the number of shares of Common Stock into which each such share of such other securities is convertible or exchangeable, is less than the conversion rate then in effect, the conversion rate shall be reduced to the result obtained by multiplying the conversion rate in effect immediately prior to such issuance by a fraction, the numerator of which is equal to the number of outstanding shares of Common Stock and shares of Common Stock issuable pursuant to then existing conversion or exchange rights multiplied by the conversion rate then in effect plus the total consideration received for the Common Stock or other securities issued and the denominator of which is the total number of shares of Common Stock and shares of Common Stock issuable pursuant to all rights of conversion or exchange immediately following such issuance. For purposes of the preceding sentence, the term "Excluded Securities" means Common Stock or other securities issued to employees, consultants, directors and officers of the corporation, securities issued as a dividend or distribution on the Preferred Stock and securities issued in the event of a stock split, reverse stock split, Common Stock dividend on Common Stock or other subdivision or consolidation or reclassification of the Common Stock.

                    (iii)  Minimum Adjustment.  Notwithstanding the provisions
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     of (i) or (ii) of this subpart (b), no adjustment in the conversion rate shall be required unless such adjustment would require an increase or decrease of at least 2% of such rate; provided, however, that any such adjustments which are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations required by any provision of this subpart (b) shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

               (e)  Fractional Shares.  No fraction of a share of Common Stock
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     shall be issued upon any conversion of Series A Stock but, in lieu thereof, there shall be paid an amount in cash equal to the same fraction of the market value of a full share of Common Stock. For such purpose, the market value of a share of Common Stock shall be the prevailing

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     market value or other as determined by the Board in the open market, as conclusively determined by the corporation.

               (f)  Reservation of Common Stock.  The corporation shall at all
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     times reserve and keep available out of its authorized but unissued Common
     Stock solely for the purposes of effecting the conversion of the shares of the Series A Stock, the full number of shares of Common Stock then deliverable upon the conversion of all shares of Series A Stock at the time outstanding.


     FIFTH.    The minimum amount of stated capital with which the corporation
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shall commence business is One Thousand Dollars.

     SIXTH.
     -----

     A. The personal liability of a director to the corporation or its shareholders for monetary damages for breach of duty as a director shall be limited to an amount that is equal to the compensation received by the director for serving the corporation during the year of the violation if such breach did not (A) involve a knowing and culpable violation of law by the director, (B) enable the director, or an associated, as defined in subdivision (3) of section 33-374d of the Connecticut General Statutes, to receive an improper personal economic gain, (C) show a lack of good faith and conscious disregard for the duty of the director to the corporation under the circumstances in which the director was aware that his conduct or omission created an unjustifiable risk of serious injury to the corporation, (D) constitute a sustained or unexcused pattern of inattention that amounted to an abdication of the director's duty to the corporation, or (E) create liability under section 33-321 of the Connecticut General Statutes. Nothing herein shall limit or preclude the liability of a director for any act or omission occurring prior to the effective date of this provision.

     B. As permitted by Section 33-343(f) of the Connecticut Stock Corporation Act, all preemptive rights of shareholders are hereby denied, and no holder of any shares of stock of the corporation shall be entitled as a matter of right to subscribe for, purchase or receive any shares of stock of the corporation (or any obligation convertible into, or warrant or other instrument entitling the holder to purchase, any stock of the corporation) which the corporation may issue or sell, whether out of the number of shares of stock now authorized, or whenever authorized, or out of shares of stock of the corporation acquired by it after issuance.

     C. The terms of the directors shall be staggered by dividing the total number of directors into three classes, with each class comprising as nearly as possible the same percentage

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of the total as each other class.  The classes shall be formally referenced as
Class 1, Class 2 and Class 3. The terms of the directors in Class 1 expire at the first annual shareholders' meeting after their election, the terms of the directors in Class 2 expire at the second annual shareholders' meeting after their election, and the terms of the directors of Class 3 expire at the third annual shareholders' meeting after their election. At each annual shareholders' meeting following the annual meeting at which directors are first elected to such three classes, directors shall be elected for terms of three years to succeed those whose terms expire at such annual meeting. If the number of directorships is changed, any increase or decrease in directors shall be apportioned among the classes so that each class comprises as nearly as possible the same percentage of the total as each other class. Upon a change in the number of directorships, the term of any newly elected director or any director reallocated to a different class shall be for the period until such class stands for election. Notwithstanding the preceding sentence, no decrease in the number of directorships shall shorten the term of any director. Any director elected to fill a vacancy not resulting from an increase in the number of directorships shall have the same remaining term as that of his or her predecessor. No director shall be removed except by the affirmative vote of two-thirds (2/3) or more of the issued and outstanding shares of capital stock of the corporation entitled to vote for the election of directors generally.

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